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                          CELL ROBOTICS INTERNATIONAL, INC.
                               (A COLORADO CORPORATION)

                   SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE

                                    $.04 par value



     Certificate No.                                        No. of Shares
     ---------------                                        -------------
          P-A-

     ---------------                                        -------------


     THIS SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE CERTIFIES THAT, for value received, ____________________________________________, or registered assigns ("Holder") is the registered holder of the above indicated number of Series A Convertible Preferred Stock, $.04 par value (the "Preferred Stock"), of Cell Robotics International, Inc., a Colorado corporation (the "Company"), transferable only on the books of the Company by the Holder hereof in person or by duly authorized attorney upon surrender of this Certificate property endorsed.

     Each share of Preferred Stock is convertible into four shares of the Company's common stock, $.004 par value (the "Common Stock"), subject to adjustment under certain circumstances ("the Conversion Ratio") at any time at the option of the Holder thereof. Each share of Preferred Stock shall automatically convert into four shares of Common Stock upon the earlier of (a) the third anniversary of the date of the Prospectus under which it is issued or
(b) the sum of closing bid prices of the Preferred Stock and two Common Stock Purchase Warrants included in the Units being offered under the Prospectus has been at least $_______ (150% of the Unit Offering Price) for at least ten consecutive trading days, provided there is a registration statement in effect registering for sale under the Securities Act of 1933, as amended, the shares of the Company's Common Stock issuable upon such conversion.

     Dividends in the form of shares of the Company's Common Stock will accrue on all outstanding shares of Preferred Stock at the rate of four-tenths of one share of Common Stock every six months commencing the date of this Prospectus. Such Common Stock dividends, rounded down to the nearest whole share of Common Stock, shall be issued and distributed within 30 days following their accrual every six months.

     The Company is authorized to issue shares of more than one class, namely 12,500,000 Common Shares and 2,500,000 Preferred Shares. Pursuant to Section 7-106-206 of the Colorado Corporation Code, the Company will furnish to any shareholder upon request (addressed to the attention of the Secretary of the Company) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Company and of variations in the relative rights and preferences between the shares of each series of the Preferred Shares of the Company insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Company to fix and determine the relative rights and preferences of subsequent series of the Preferred Shares.

     This Series A Preferred Stock Certificate shall not be valid unless countersigned by the Transfer Agent and Registrar.



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     IN WITNESS WHEREOF, CELL ROBOTICS INTERNATIONAL, INC. has caused this
Series A Preferred Stock Certificate to be signed by its President and by its Secretary, each by a facsimile of such person's signature.

Dated:
       -----------------------
Attest:

By:                                By:
     -------------------------          ------------------------------
     Secretary                          Ronald K. Lohrding, President


COUNTERSIGNED:

CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350, Denver, Colorado  80202



By:
   -------------------------------------------------
     Transfer Agent and Registrar Authorized Officer


                                         -2-
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                          CELL ROBOTICS INTERNATIONAL, INC.

                                      ASSIGNMENT
                (FORM OF ASSIGNMENT TO BE EXECUTED IF THE SHAREHOLDER
                     DESIRES TO TRANSFER SHARES EVIDENCED HEREBY)

                     TRANSFER FEE:  $7.00 PER CERTIFICATE ISSUED.




PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER        For value received

hereby sell, assign, and transfer unto ________________________________________

_______________________________________________________________________________

Shares represented by this Series A Preferred Share Certificate, together with all right, title, and interest

therein, and do hereby irrevocably constitute and appoint _____________________

_______________________________________________________________________________

attorney, to transfer this Series A Preferred Share Certificate on the books of the Company, with full power of substitution.

Dated:              , 19           X
       -------------    --          -------------------------------------------

                                   X
                                    -------------------------------------------

SIGNATURE GUARANTEED:              NOTICE:  The signature to this assignment
                                   must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

     IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.